UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2024

Cocrystal Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38418	35-2528215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19805 N. Creek Parkway Bothell, WA	98011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 262-7123

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	COCP	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 27, 2024, Cocrystal Pharma, Inc. (the “Company”), following approval of the Company’s stockholders at the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”), filed an amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Amendment”) to decrease the number of shares of authorized capital stock of the Company from 155,000,000 shares of capital stock, consisting of 150,000,000 shares of common stock and 5,000,000 shares of preferred stock, to 101,000,000 shares of capital stock consisting of 100,000,000 shares of common stock and 1,000,000 shares of preferred stock. The Amendment became effective on June 27, 2024.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 25, 2024, the 2024 Annual Meeting of the Company was held. At the 2024 Annual Meeting, the Company’s stockholders voted on (i) the election of six members of the Company’s Board of Directors for a one-year term expiring at the next annual meeting of stockholders (Proposal 1); (ii) ratification of the appointment of Weinberg & Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal 2); (iii) approval of an amendment to the Certificate of Incorporation of the Company to reduce the number of shares of authorized capital stock to 100 million shares of common stock and 1 million shares of preferred stock (Proposal 3); (iv) approval of an amendment to the Certificate of Incorporation of the Company limiting the liability of the Company’s officers (Proposal 4); (v) approval on a non-binding advisory basis the compensation of the Company’s named executive officers (Proposal 5); (vi) approval on a non-binding advisory basis the frequency with which the stockholders shall vote to approve executive compensation (Proposal 6); and (vii) approval of an adjournment of the 2024 Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if there are not sufficient votes at the time of the Annual Meeting to approve any of the proposals presented for a vote at the 2024 Annual Meeting (Proposal 7), all as described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 7, 2024.

Set forth below are the voting results on each matter submitted to the stockholders at the 2024 Annual Meeting.

Proposal 1. The Company’s stockholders voted to elect the following six individuals as directors to hold office until the next annual meeting of stockholders:

Nominee	Votes For	Abstentions	Broker Non-Votes
Roger Kornberg	4,277,465	934,003	2,057,159
Phillip Frost	4,878,749	332,719	2,057,159
Fred Hassan	4,955,458	259,728	2,053,441
Anthony Japour	4,870,738	344,448	2,053,441
Richard C. Pfenniger, Jr.	4,306,678	904,795	2,057,154
Steven Rubin	4,552,728	688,740	2,057,159

Proposal 2. The Company’s stockholders voted to ratify the appointment of Weinberg & Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Votes For	Votes Against	Abstentions
6,997,154	208,071	63,396

Proposal 3. The Company’s stockholders voted to approve an amendment to the Certificate of Incorporation of the Company to reduce the number of shares of authorized capital stock to 100 million shares of common stock and 1 million shares of preferred stock.

Votes For	Votes Against	Abstentions
5,100,061	108,166	6,959

Proposal 4. The Company’s stockholders voted not to approve an amendment to the Certificate of Incorporation of the Company limiting the liability of the Company’s officers.

Votes For	Votes Against	Abstentions
4,850,482	338,219	26,484

Proposal 5. The Company’s stockholders voted to approve on a non-binding advisory basis the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions
4,858,175	344,953	12,057

Proposal 6. The Company’s stockholders voted to approve on a non-binding advisory basis the frequency with which the stockholders shall vote to approve executive compensation.

Votes For Every One Year	Votes for Every Two Years	Votes for Every Three Years	Abstentions
2,221,675	45,244	2,882,348	65,917

As there were sufficient votes to approve proposals 1 through 6, proposal 7 was moot.

Following the Company’s receipt of the voting results on proposal 6, the Company has determined to proceed with a frequency for voting on executive compensation of every three years.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Certificate of Incorporation of Cocrystal Pharma, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2024

Cocrystal Pharma, Inc.

By:	/s/ James Martin
Name:	James Martin
Title:	Chief Financial Officer and Co-Chief Executive Officer